UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 8, 2018
(Date of earliest event reported)

CA, Inc.
(Exact name of registrant as specified in its charter)

Delaware
 (State or other jurisdiction of incorporation)

1-9247 (Commission File Number)	13-2857434 (IRS Employer Identification No.)

520 Madison Avenue New York, New York (Address of principal executive offices)	10022 (Zip Code)

(800) 225-5224
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 2.02     Results of Operations and Financial Condition.

On May 8, 2018, CA, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal quarter and fiscal year ended March 31, 2018. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2. of Form 8-K, the information in this Current Report on Form 8-K furnished pursuant to Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.05     Costs Associated with Exit or Disposal Activities.

On May 2, 2018, the Board of Directors of the Company approved a restructuring plan (the “Fiscal 2019 Plan”) to better align its business priorities.  The Fiscal 2019 Plan comprises the termination of approximately 800 employees and global facilities exits and consolidations.  These actions are intended to better align the Company’s cost structure with the skills and resources required to more effectively pursue opportunities in the marketplace and execute the Company’s long-term growth strategy. Actions under the Fiscal 2019 Plan are expected to be substantially completed by the end of fiscal year 2019. Under the Fiscal 2019 Plan, the Company expects to incur a pre-tax charge between approximately $140 million and $160 million (including severance costs between approximately $90 million and $100 million and facility exit and consolidation costs between approximately $50 million and $60 million).  The Company expects future cash payments from the charge to be between approximately $140 million and $160 million, of which approximately $80 million to $100 million are expected to be incurred by the Company during fiscal year 2019.

This Item 2.05 contains "forward-looking statements" (such as statements containing the words "believes," "plans," "anticipates," "expects," "estimates," "targets" and similar expressions relating to the future) that are based upon the beliefs of, and assumptions made by, the Company's management, as well as information currently available to management. These forward-looking statements reflect the Company's current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements.  A further description of the risks and uncertainties relating to the business of the Company is contained in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2017, filed with the Securities and Exchange Commission (the "SEC"), and the Company's subsequent current and periodic reports filed with the SEC.  We do not intend to update these forward-looking statements, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 3, 2018, Adam Elster no longer serves as the Company’s President, Global Field Operations.  Mr. Elster will remain employed through August 17, 2018 in order to be available to assist with an orderly transition.  Following the termination of his employment, Mr. Elster will be entitled to benefits under the Executive Severance Policy for a “qualifying termination,” as previously disclosed by the Company, subject to Mr. Elster’s execution and non-revocation of a release agreement provided by the Company.  Mr. Elster will no longer participate in the Company’s Change in Control Severance Policy.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated May 8, 2018 relating to CA, Inc.’s financial results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, Inc.

Date:	May 8, 2018	By:	/s/ Ava M. Hahn
Ava M. Hahn
Executive Vice President, General Counsel,
Corporate Secretary and Chief Ethics and Compliance Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release dated May 8, 2018 relating to CA, Inc.’s financial results.